                                                                 Exhibit 4.04(s)

                            ASSIGNMENT AND ACCEPTANCE

                            Dated as of March 9, 2001

      Reference is made to the Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of June 19, 1995 (as amended and in effect from time to time, the "Credit Agreement"), by and among MORTON'S RESTAURANT GROUP, INC. (formerly known as Quantum Restaurant Group, Inc.), a Delaware corporation (referred to below and in the Credit Agreement as "Quantum"), PEASANT HOLDING CORP., a Delaware corporation ("Peasant Holding"), MORTON'S OF CHICAGO, INC., an Illinois corporation ("Morton's") (Quantum, Peasant Holding and Morton's are referred to herein collectively as the "Borrowers", and each, individually, as a "Borrower"), FLEET NATIONAL BANK, as Agent (the "Agent") for the Lenders (as defined in the Credit Agreement), FLEET NATIONAL BANK (referred to in the Credit Agreement as "FNBB") in its individual capacity as a Lender, and the other Lenders party thereto. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

      LaSalle Bank National Association (the "Assignor") and Fleet National Bank (the "Assignee") hereby agree as follows:

      1. Assignment. Subject to the terms and conditions of this Assignment and Acceptance, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes without recourse to the Assignor, a $3,402,777.78 aggregate interest (in respect only of the Revolving Credit Commitment, the Revolving Credit Loans, and the Letter of Credit Participations) in and to the rights, benefits, indemnities and obligations of the Assignor under the Credit Agreement, constituting an assigned Commitment Percentage of 5.19508% in respect of the Revolving Credit Commitment (with respect to Revolving Credit Loans and Letter of Credit Participations), as in effect immediately prior to the Effective Date (as hereinafter defined).

      2. Assignor's Representations. The Assignor (i) represents and warrants that (A) it is legally authorized to enter into this Assignment and Acceptance,
(B) the Assignor's portion of the outstanding Revolving Credit Loans and Letter of Credit Participations and its Commitment Percentage are sufficient to give effect to this Assignment and Acceptance, (ii) makes no representation or warranty, express or implied, and assumes and shall have no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto or the attachment, perfection or priority of any security interest or mortgage, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder free and clear of any claim or encumbrance; (iii) makes no representation or warranty and assumes and shall have no responsibility with respect to the financial condition of any of the Companies or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by any of the Companies or any other Person primarily or secondarily liable in respect of any of the Obligations of any of its obligations under the Credit Agreement or any of the other Loan Documents or any other instrument or document delivered or executed pursuant thereto; and (iv) attaches hereto the Revolving Credit Note delivered to it under the Credit Agreement.

      The Assignor requests that the Borrowers exchange the Assignor's Revolving Credit Note for new Revolving Credit Notes payable to the Assignor and the Assignee as follows:

            Notes Payable to             Amount of Revolving
            the Order of:                   Credit Note
            -------------                   -----------

            Assignor                       $9,097,222.22
            Assignee(1)                    $23,902,777.78

      3. Assignee's Representations. The Assignee (i) represents and warrants that (A) it is duly and legally authorized to enter into this Assignment and Acceptance, (B) the execution, delivery and performance of this Assignment and Acceptance do not conflict with any provision of law or of the charter or by-laws of the Assignee, or of any agreement binding on the Assignee, (C) all acts, conditions and things required to be done and performed and to have occurred prior to the execution, delivery and performance of this Assignment and Acceptance, and to render the same the legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms, have been done and performed and have occurred in due and strict compliance with all applicable laws; (ii) confirms that it has received a copy of the Credit Agreement and each of the other Loan Documents, together with copies of the most recent financial statements delivered pursuant to ss.ss.6.7 and 9.4 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Assignor, the Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement;
(iv) represents and warrants that it is an Eligible Assignee; (v) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the

----------
      (1) The new Revolving Credit Note amount shown for the Assignee above also reflects and includes the amount of the existing Revolving Credit Note held by the Assignee, to be replaced by the Revolving Credit Note to be delivered to the Assignee pursuant thereto.

Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement and this Assignment and Acceptance are required to be performed by it as a Lender; and
(vii) agrees to treat in confidence any information obtained by it pursuant to the Credit Agreement unless such information otherwise becomes public knowledge and agrees not to disclose such information to a third party except as required by law or legal process.

      4. Effective Date. The effective date for this Assignment and Acceptance shall be March 9, 2001 (the "Effective Date"). Following the execution of this Assignment and Acceptance, and the consent hereto of the Borrowers having been obtained and evidenced by their execution hereof as indicated below, each party hereto shall deliver its duly executed counterpart hereof to the Agent for acceptance (and consent) by the Agent and recording in the Register by the Agent. The parties hereto hereby waive the five (5) Business Days "waiting period" provided for in ss.17 of the Credit Agreement with respect to the occurrence of the Effective Date hereof.

      5. Rights Under Credit Agreement. Upon such acceptance (and consent) and such recording (the Agent hereby waiving the otherwise applicable registration fee with respect hereto provided for in ss.17 of the Credit Agreement), then, from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder, and (ii) the Assignor shall, with respect to that portion of its interest under the Credit Agreement assigned hereunder, relinquish its rights and be released from its obligations under the Credit Agreement; provided, however, that the Assignor shall retain its rights to be indemnified pursuant to ss.14 of the Credit Agreement with respect to any claims or actions arising prior to the Effective Date.

      6. Payments. Upon such acceptance of this Assignment and Acceptance by the Agent and such recording, from and after the Effective Date, the Agent shall make all payments in respect of the rights and interests assigned hereby (including payments of the applicable principal, interest, fees and other amounts) to the Assignee. The Assignor and the Assignee shall make any appropriate adjustments in payments for periods prior to the Effective Date by the Agent or with respect to the making of this assignment directly between themselves.

      7. Governing Law. THIS ASSIGNMENT AND ACCEPTANCE IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).

      8. No Default or Event of Default. By signing this Assignment and Acceptance in the space indicated below, the Borrowers hereby consent with respect hereto, and represent and warrant to the Assignor, the Assignee, and the Agent that no Default or Event of Default has occurred and is continuing.

      9. Counterparts. This Assignment and Acceptance may be executed in any number of counterparts which shall together constitute but one and the same agreement.

      IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Assignment and Acceptance to be executed on its behalf by its officer thereunto duly authorized, as of the date first above written.

                                     The Assignor:

                                     LASALLE BANK NATIONAL
                                     ASSOCIATION

                                     By: /s/ Brian Rujawitz
                                         -----------------------------------
                                         Name: Brian Rujawitz
                                         Title: VP


                                    The Assignee:

                                    FLEET NATIONAL BANK

                                    By:     /s/ Robert W. MacElhiney
                                         -----------------------------------
                                         Name:  Robert W. MacElhiney
                                         Title: Vice President

CONSENTED AND AGREED TO:

FLEET NATIONAL BANK, as Agent

By:   /s/ Robert W. MacElhiney
    -------------------------------
    Name:  Robert W. MacElhiney
    Title: Vice President


MORTON'S RESTAURANT GROUP, INC.
PEASANT HOLDING CORP.
MORTON'S OF CHICAGO, INC.

By:    /s/ Thomas J. Baldwin
    -------------------------------
    Name:  Thomas J. Baldwin
    Title: EVP & CFO

                            ASSIGNMENT AND ACCEPTANCE

                            Dated as of March 9, 2001

      Reference is made to the Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of June 19, 1995 (as amended and in effect from time to time, the "Credit Agreement"), by and among MORTON'S RESTAURANT GROUP, INC. (formerly known as Quantum Restaurant Group, Inc.), a Delaware corporation (referred to below and in the Credit Agreement as "Quantum"), PEASANT HOLDING CORP., a Delaware corporation ("Peasant Holding"), MORTON'S OF CHICAGO, INC., an Illinois corporation ("Morton's") (Quantum, Peasant Holding and Morton's are referred to herein collectively as the "Borrowers", and each, individually, as a "Borrower"), FLEET NATIONAL BANK, as Agent (the "Agent") for the Lenders (as defined in the Credit Agreement), FLEET NATIONAL BANK (referred to in the Credit Agreement as "FNBB") in its individual capacity as a Lender, and the other Lenders party thereto. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

      Fleet National Bank (the "Assignor") and LaSalle Bank National Association (the "Assignee") hereby agree as follows:

      1. Assignment. Subject to the terms and conditions of this Assignment and Acceptance, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes without recourse to the Assignor, a $3,402,777.78 aggregate interest (in respect only of the Term Loan) in and to the rights, benefits, indemnities and obligations of the Assignor under the Credit Agreement, constituting an assigned Term Loan Percentage of 13.88889% in respect of the Term Loan, as in effect immediately prior to the Effective Date (as hereinafter defined).

      2. Assignor's Representations. The Assignor (i) represents and warrants that (A) it is legally authorized to enter into this Assignment and Acceptance,
(B) the Assignor's portion of the outstanding Term Loan and its Term Loan Percentage are sufficient to give effect to this Assignment and Acceptance, (ii) makes no representation or warranty, express or implied, and assumes and shall have no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto or the attachment, perfection or priority of any security interest or mortgage, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder free and clear of any claim or encumbrance; (iii) makes no representation or warranty and assumes and shall have no responsibility with respect to the financial condition of any of the Companies or any other Person primarily or secondarily liable in respect of any of the

Obligations, or the performance or observance by any of the Companies or any other Person primarily or secondarily liable in respect of any of the Obligations of any of its obligations under the Credit Agreement or any of the other Loan Documents or any other instrument or document delivered or executed pursuant thereto; and (iv) attaches hereto the Term Note delivered to it under the Credit Agreement.

      The Assignor requests that the Borrowers exchange the Assignor's Term Note for new Term Notes payable to the Assignor and the Assignee as follows:

               Notes Payable to            Amount of
               the Order of:               Term Note
               -------------               ---------

               Assignor                  $6,397,222.22
               Assignee                  $3,402,777.78

      3. Assignee's Representations. The Assignee (i) represents and warrants that (A) it is duly and legally authorized to enter into this Assignment and Acceptance, (B) the execution, delivery and performance of this Assignment and Acceptance do not conflict with any provision of law or of the charter or by-laws of the Assignee, or of any agreement binding on the Assignee, (C) all acts, conditions and things required to be done and performed and to have occurred prior to the execution, delivery and performance of this Assignment and Acceptance, and to render the same the legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms, have been done and performed and have occurred in due and strict compliance with all applicable laws; (ii) confirms that it has received a copy of the Credit Agreement and each of the other Loan Documents, together with copies of the most recent financial statements delivered pursuant to ss. ss.6.7 and 9.4 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Assignor, the Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement;
(iv) represents and warrants that it is an Eligible Assignee; (v) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement and this Assignment and Acceptance are required to be performed by it as a Lender; and (vii) agrees to treat in confidence any information obtained by it pursuant to the Credit Agreement unless such information otherwise becomes public knowledge and agrees not to disclose such information to a third party except as required by law or legal process.

      4. Effective Date. The effective date for this Assignment and Acceptance shall be March 9, 2001 (the "Effective Date"). Following the execution of this Assignment and Acceptance, and the consent hereto of the Borrowers having been obtained and evidenced by their execution hereof as indicated below, each party hereto shall deliver its duly executed counterpart hereof to the Agent for acceptance (and consent) by the Agent and recording in the Register by the Agent. The parties hereto hereby waive the five (5) Business Days "waiting period" provided for in ss.17 of the Credit Agreement with respect to the occurrence of the Effective Date hereof.

      5. Rights Under Credit Agreement. Upon such acceptance (and consent) and such recording (the Agent hereby waiving the otherwise applicable registration fee with respect hereto provided for in ss. 17 of the Credit Agreement), then, from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder, and (ii) the Assignor shall, with respect to that portion of its interest under the Credit Agreement assigned hereunder, relinquish its rights and be released from its obligations under the Credit Agreement; provided, however, that the Assignor shall retain its rights to be indemnified pursuant to ss.14 of the Credit Agreement with respect to any claims or actions arising prior to the Effective Date.

      6. Payments. Upon such acceptance of this Assignment and Acceptance by the Agent and such recording, from and after the Effective Date, the Agent shall make all payments in respect of the rights and interests assigned hereby (including payments of the applicable principal, interest, fees and other amounts) to the Assignee. The Assignor and the Assignee shall make any appropriate adjustments in payments for periods prior to the Effective Date by the Agent or with respect to the making of this assignment directly between themselves.

      7. Governing Law. THIS ASSIGNMENT AND ACCEPTANCE IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).

      8. No Default or Event of Default. By signing this Assignment and Acceptance in the space indicated below, the Borrowers hereby consent with respect hereto, and represent and warrant to the Assignor, the Assignee, and the Agent that no Default or Event of Default has occurred and is continuing.

      9. Counterparts. This Assignment and Acceptance may be executed in any number of counterparts which shall together constitute but one and the same agreement.

      IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Assignment and Acceptance to be executed on its behalf by its officer thereunto duly authorized, as of the date first above written.

                                         The Assignor:

                                         FLEET NATIONAL BANK

                                         By: /s/ Robert W. MacElhiney
                                             ----------------------------------
                                             Name: Robert W. MacElhiney
                                             Title: Vice President


                                        The Assignee:

                                        LASALLE BANK NATIONAL
                                        ASSOCIATION

                                        By:    /s/ Brian Rujawitz
                                             ----------------------------------
                                             Name:  Brian Rujawitz
                                             Title: VP

CONSENTED AND AGREED TO:

FLEET NATIONAL BANK, as Agent

By: /s/ Robert W. MacElhiney
    ---------------------------------
    Name: Robert W. MacElhiney
    Title:  Vice President

MORTON'S RESTAURANT GROUP, INC.
PEASANT HOLDING CORP.
MORTON'S OF CHICAGO, INC.

By:    /s/ Thomas J. Baldwin
    ---------------------------------
    Name:  Thomas J. Baldwin
    Title: EVP & CFO